Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-11 of our report dated April 21, 2010, except as to the revision of prior year financial statements described in Note 2 which is as of August 6, 2010, relating to the financial statements of Gladstone Land Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
McLean, Virginia
August 6, 2010